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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)

________________________

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

                                            								13-5266470
                                            								(I.R.S. employer
                                            								identification no.)

399 Park Avenue, New York, New York			              10043
(Address of principal executive office)			          (Zip Code)
_______________________

MONONGAHELA POWER COMPANY
(Exact name of obligor as specified in its charter)

Ohio								                                        13-5229392
(State or other jurisdiction of					                (I.R.S. employer
incorporation or organization)				                  identification no.)



1310 Fairmont Avenue
P.O. Box 1392
Fairmont, West Virginia					                        26555-1392
(Address of principal executive offices)			         (Zip Code)

_________________________

First Mortgage Bonds and
Unsecured Debt Securities
(Title of the indenture securities)

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Item 1.	General Information.

		Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

		Name						                                      Address
		Comptroller of the Currency		                  	Washington, D.C.

		Federal Reserve Bank of New York	              	New York, NY
		33 Liberty Street
		New York, NY

		Federal Deposit Insurance Corporation	          Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

		Yes.

Item 2.	Affiliations with Obligor.

		If the obligor is an affiliate of the trustee, describe each such affiliation.

			None.

Item 16.	List of Exhibits.

		List below all exhibits filed as a part of this Statement of Eligibility.

	Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

	Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.
(Exhibit 1 to T-1 to Registration Statement No. 2-79983)

	Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

	Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers.  (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

	Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

		Exhibit 5 - Not applicable.

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	Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust
 Indenture Act of 1939.  (Exhibit 6 to T-1 to Registration Statement No. 33-
 19227.)

	Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of
 March  31, 1997 - attached)

	Exhibit 8 -  Not applicable.

	Exhibit 9 -  Not applicable.

                              __________________


                                  SIGNATURE

	Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee,
 Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 10th
 day of July, 1997.



                                  						CITIBANK, N.A.

                                  						By	/s/Carol Ng
							                                    Carol Ng
							                                    Vice President

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Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close of business on March 31, 1997, published in response to call made by Comptroller of the Currency, under Title
12, United States Code, Section 161. Charter Number
1461 Comptroller of the Currency Northeastern District.

ASSETS

                                              Thousands
                                             of dollars
Cash and balances due from de-
	pository institutions:
	Noninterest-bearing balances
	and currency and coin	                 		$   6,045,000
	Interest-bearing balances			                13,753,000
Held-to-maturity securities				                       0
Available-for-sale securities			             28,164,000
	Federal funds sold and
securities purchased under
	agreements to resell			                      8,655,000
Loans and lease financing receiv-
	ables:
	Loans and Leases, net of un-
	earned income		          $144,695,000
	LESS: Allowance for loan
	and lease losses		          4,252,000
Loans and leases, net of un-
	earned income, allowance,
	and reserve				                            140,443,000
Trading assets					                          29,022,000
Premises and fixed assets (includ-
	ing capitalized leases)			                   3,498,000
Other real estate owned				                     788,000
Investments in unconsolidated
	subsidiaries and associated com-
	panies					                                  1,240,000
CustomersO liability to this bank
	on acceptances outstanding		                 2,196,000
Intangible assets					                          145,000
Other assets					                             8,018,000
TOTAL ASSETS	                          $			 241,967,000

                      LIABILITIES
Deposits:
	In domestic offices	                  $		   35,600,000
	Noninterest-
	bearing			               $11,892,000
	Interest-
	bearing		              	  23,708,000
In foreign offices, Edge and
	Agreement subsidiaries, and
	IBFs					                                  133,267,000
	Noninterest-
	bearing			                10,371,000
	Interest-
	bearing		               	122,896,000
Federal funds purchased and
	securities sold under agree-
	ments to repurchase			                       6,959,000
Trading liabilities					                     22,107,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases):
	With a remaining maturity of one
	year or less				                             7,949,000
	With a remaining maturity of more
	than one year				                            3,273,000
BankOs liability on acceptances ex-
	ecuted and outstanding			                    2,239,000
Subordinated notes and
debentures					                               4,700,000
Other liabilities					                        9,267,000
TOTAL LIABILITIES	                       $		225,361,000

                      EQUITY CAPITAL
Perpetual preferred stock
	and related surplus		                         		     0
Common stock					                        $      751,000
Surplus				                            		     7,264,000
Undivided profits and capital re-
	serves					                                  8,619,000
Net unrealized holding gains (losses)
	on available-for-sale securities		             582,000
Cumulative foreign currency
	translation adjustments			                    (610,000)
TOTAL EQUITY CAPITAL			                   $  16,606,000
TOTAL LIABILITIES, LIMITED-
	LIFE PREFERRED STOCK, AND
	EQUITY CAPITAL			                        $ 241,967,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                        ROGER W. TRUPIN
                                             CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                        PAUL J. COLLINS
                                           JOHN S. REED
                                      WILLIAM R. RHODES
                                              DIRECTORS